                                                                     EXHIBIT 5.1


Stibbe Simont Monahan Duhot  154, rue de l'Universite   Telephone 01 40 62 20 00
            &                75007 Paris                Telecopie 01 40 62 20 62
         Giroux                                         -mail ssmdg@stibbe.fr
                                                        http://www.stibbe.fr


                             Association d'avocats

Francois Monahan             Pierre Descheemaeker       Nicolas Bombrun
Avocat honoraire             Patrick Singer             Rein Jun Prins*
                             Olivier Delattre           Nicolas Vivien
Philippe Giroux              Dominique Berlin           Antoine Martin
Francois Duhot               Olivier Hoebanx            Ch. de Ganay d'Indy
Patrick Beauvisage           Valerie Bouaziz Torron     Etienne Gentil
Alain Georges                Laurent Jaeger             Laurent Szuskin
M.F. Miserey Saulgrain       Anges Cloarec-Merendon     Catherine Muyl
Olivier Edwards              Laurence Pinot             J.-Christophe Tristant
Patrick Bonvarlet            Hugues Calvet              Jean-Marc Franceschi
Dominique Basdevant          Patrick Le Nezet           Xavier Renard
Richard Vilanova             Christian Nouel

---------------

Jan Heijmeijer               Chantal Bonetti

Avocats a la Cour de Paris



Business Objects S.A.
1, square Chaptal
92300 Levallois-Perret

RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 filed by you with the Securities and Exchange Commission (the "SEC") on October 21, 1999 (the "Registration Statement"), in connection with:

- the offering of an aggregate of up to 900,000 ordinary shares for sale outside of the United States in a combined offering, it being specified that the underwriters of the offering have an option to purchase up to an additional 135,000 ordinary shares from you at the combined offering price (collectively, the "Shares");

- concurrent with the above offering, the application for a listing of your ordinary shares on the Premier Marche (Reglement Mensuel) of ParisBourse(SBF) SA.

     Based upon our review of your statuts (by-laws) and corporate records and such other documents as we have considered necessary or appropriate, it is our opinion that the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued and fully paid.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,


/s/ Nicolas Bombrun                               /s/ Jean-Marc Franceschi
-------------------                               ------------------------
Nicolas Bombrun                                   Jean-Marc Franceschi

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
1070 AP Amsterdam         060 Bruxellex                New York 10017           Londres RC2V 7NH
Strawinskylaan 2001       Rue Menri Walclaerts 47-51   335 Madison Avenue       66 Cresham Street
Boite Postale 75640       Telephone 02 533 52 11       Telephone 217-972 40 00  Telephone 171-600 44 00
Telephone 020 546 060 06  Telecopie 02-533 52 12       Telecopie 212-972 49 29  Telecopie 171-600 44 11
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*Avocat au Barreau d'Amsterdam. Non inscrit au Barreau de Paris.